EXHIBIT 99.1

HSN, Inc. Reports Third Quarter 2013 Results

Highlights for the Third Quarter 2013:

  Adjusted EPS increased 19% to $0.70 per share
  Net sales increased 3% with digital sales up 8%
  Adjusted EBITDA increased 4%
  Quarterly dividend increased 39% to $0.25 per share

ST. PETERSBURG, Fla., Nov. 6, 2013 (GLOBE NEWSWIRE) -- HSN, Inc. (Nasdaq:HSNI) reported results for the third quarter ended September 30, 2013 for HSN, Inc. ("HSNi" or "Company") and its two operating segments, HSN and Cornerstone.

Table 1
SUMMARY RESULTS AND KEY OPERATING METRICS (a)
($ in millions, except per share and average price point amounts)

	Q3 2013	Q3 2012	Change

Net Sales	$ 798.9	$ 778.8	3%

Adjusted EBITDA (Non-GAAP)	$ 74.6	$ 71.8	4%
Operating Income (GAAP) (b)	$ 61.1	$ 49.3	24%

Adjusted Net Income (Non-GAAP)	$ 38.3	$ 33.8	13%
Income from continuing operations (GAAP) (b)(c)(d)	$ 42.1	$ 17.6	140%

Adjusted EPS (Non-GAAP)	$ 0.70	$ 0.59	19%
Diluted EPS from continuing operations (GAAP) (b)(c)(d)	$ 0.77	$ 0.31	148%

HSNi:
Average price point	$ 60.33	$ 60.53	--
Units shipped (millions)	15.0	14.9	1%
Gross margin	36.1%	36.7%	(60 bps)
Return rate	17%	18.5%	150 bps
Digital sales penetration	46.5%	44.2%	230 bps

(a) HSNi's two operating segments, HSN and Cornerstone, are presented separately in Tables 2 and 3 of this release.
(b) Q3 2012 results include an unfavorable sales tax settlement of $7.8 million, or $4.8 million net of taxes, or $0.08 per diluted share.
(c) Q3 2013 results include discrete tax benefits of $3.7 million, or $0.07 per diluted share.
(d) Q3 2012 results include costs associated with the redemption of Senior Notes of $18.3 million, or $11.4 million net of taxes, or $0.20 per diluted share.

See reconciliation of Non-GAAP to GAAP measures in Table 4.

Third Quarter 2013 Results vs Third Quarter 2012 Results

  HSNi's net sales grew 3% over the prior year to $798.9 million. HSN's net sales were relatively unchanged at $538.6 million, including 7% growth in digital sales. Cornerstone's net sales increased 8% to $260.3 million, including 10% growth in digital sales.

  HSNi's Adjusted EBITDA increased 4% to $74.6 million. These results were driven by a 3% increase in net sales, partially offset by a 60 basis point decline in gross margin. Operating expenses as a percentage of net sales decreased 60 basis points (excluding non-cash charges and a $7.8 million sales tax settlement in the prior year). GAAP operating income increased 24% to $61.1 million.

  Diluted EPS from continuing operations increased 148% to $0.77 compared to $0.31 in the prior year. Adjusted EPS (which excludes certain significant items identified in Table 4) increased 19% to $0.70.

  Effective November 6, 2013, HSNi's board of directors approved a quarterly cash dividend of $0.25 per share representing a 39% increase from the prior dividend of $0.18 per share and is payable December 18, 2013 to shareholders of record as of December 4, 2013.

"HSNi has built a powerful and diverse portfolio of brands and products enabling us to capitalize on consumer trends, manage marketplace dynamics and position the company for long-term success," said Mindy Grossman, CEO of HSN, Inc. "During the third quarter, this strategy resulted in record customer levels at HSNi, an increase in digital penetration of 230 basis points—including strong growth in mobile, which now represents 12% of our total business—and Adjusted EPS growth of 19%."

Table 2
SEGMENT RESULTS
($ in millions)

	Three Months Ended September 30,			Nine Months Ended September 30, (a) (b)
	2013	2012	Change	2013	2012	Change
Net Sales
HSN	$ 538.6	$ 537.4	0%	$ 1,614.9	$ 1,581.3	2%
Cornerstone	260.3	241.4	8%	769.2	702.6	9%
Total HSNi	$ 798.9	$ 778.8	3%	$ 2,384.1	$ 2,283.9	4%
Gross Profit
HSN	$ 186.2	$ 191.8	(3%)	$ 566.1	$ 561.9	1%
Cornerstone	102.4	93.7	9%	311.4	284.0	10%
Total HSNi	$ 288.6	$ 285.5	1%	$ 877.5	$ 845.9	4%
Adjusted EBITDA (Non-GAAP measure)
HSN	$ 57.1	$ 56.8	1%	$ 173.2	$ 166.8	4%
Cornerstone	17.4	15.0	16%	53.4	50.8	5%
Total HSNi	$ 74.6	$ 71.8	4%	$ 226.6	$ 217.6	4%
Operating Income
HSN	$ 47.6	$ 47.0	1%	$ 143.2	$ 137.8	4%
Cornerstone (c)	13.5	2.3	477%	41.7	28.2	48%
Total HSNi	$ 61.1	$ 49.3	24%	$ 184.9	$ 165.9	11%

(a) Chasing Fireflies was acquired on April 1, 2012; therefore, the acquisition impacts the comparability of periods for the nine months ended September 30.
(b) HSN's results for the nine months ended September 30, 2012 included one extra day versus the current period because of leap year.
(c) Q3 2012 results include an unfavorable sales tax settlement of $7.8 million.
See reconciliation of Non-GAAP to GAAP measures in Table 4.

Table 3
SEGMENT KEY OPERATING METRICS

	Three Months Ended September 30,			Nine Months Ended September 30,
	2013	2012	Change	2013	2012	Change
HSN:
Average price point	$ 55.70	$ 58.74	(5%)	$ 56.68	$ 60.17	(6%)
Units shipped (millions)	11.3	11.0	3%	33.7	31.4	7%
Gross margin	34.6%	35.7%	(110 bps)	35.1%	35.5%	(40 bps)
Return rate	18.7%	20.5%	180 bps	19.3%	19.9%	60 bps
Digital sales penetration	36.8%	34.6%	220 bps	36.0%	34.4%	160 bps
Cornerstone:
Average price point	$ 74.22	$ 65.52	13%	$ 78.33	$ 72.39	8%
Units shipped (millions)	3.6	3.8	(5%)	10.1	10.1	0%
Gross margin	39.3%	38.8%	50 bps	40.5%	40.4%	10 bps
Return rate	13.2%	13.6%	40 bps	13.1%	13.7%	60 bps
Digital sales penetration	66.5%	65.5%	100 bps	65.3%	63.6%	170 bps
Catalog circulation (millions)	82.0	77.6	6%	236.7	223.4	6%

HSN Segment Results for the Third Quarter 2013

HSN's net sales were $538.6 million compared to $537.4 million from the prior year. Digital sales grew 7% with penetration increasing 220 basis points to 36.8%. Sales grew in home design and household, offset by lower sales in jewelry, apparel & accessories and culinary. Net sales were favorably affected by the product mix shift to categories with historically lower return rates as well as experiencing overall lower return rates in many product categories. The average price point decreased 5% while units shipped increased 3%.

Gross profit decreased 3% to $186.2 million. Gross margin decreased 110 basis points to 34.6% primarily due to the product mix shift and increased promotional activity. Operating expenses (excluding non-cash charges) decreased 4% to $129.1 million primarily due to the timing of certain marketing programs and bad debt expenses.

Adjusted EBITDA increased 1% to $57.1 million compared to $56.8 million in the prior year primarily due to the decrease in operating expenses, partially offset by the decline in gross profit. Operating income increased 1% to $47.6 million compared to $47.0 million in the prior year.

Cornerstone Segment Results for the Third Quarter 2013

Cornerstone's net sales were $260.3 million, an increase of 8% from the prior year. The increase in net sales was driven by sales growth in the home brands. Digital sales grew 10% with penetration increasing 100 basis points to 66.5%.

Gross profit increased 9% to $102.4 million. Gross margin increased 50 basis points to 39.3% primarily due to higher product margins. Operating expenses (excluding a decrease of $0.9 million in non-cash charges and a $7.8 million sales tax settlement in the prior year) increased 8% to $84.9 million largely due to an increase in selling and marketing costs, including catalog costs.

Adjusted EBITDA increased 16% to $17.4 million primarily due to the increases in net sales and gross margin, partially offset by the increase in operating expenses (excluding non-cash charges and the sales tax settlement). Operating income (which includes non-cash charges and the sales tax settlement) was $13.5 million compared to $2.3 million in the prior year.

Effective Tax Rate

HSNi's effective tax rate for continuing operations was 29% for the third quarter of 2013 as compared to 36% in the prior year. The change in the effective tax rate was primarily due to discrete tax benefits of $3.7 million realized in the current quarter. Excluding the impact of these items, the third quarter effective tax rate for continuing operations would have been 36%. The Company expects its annual 2013 effective tax rate to be approximately 36%.

Liquidity and Capital Resources

As of September 30, 2013, HSNi had cash and cash equivalents of $108.3 million compared to $222.1 million at December 31, 2012 and $129.9 million at September 30, 2012. Net cash provided by operating activities in the nine months ended September 30, 2013 was $95.1 million compared to $5.1 million in the prior year, an improvement of $90.0 million, primarily due to improved operating performance and changes in working capital. Cash used to fund inventory decreased compared to prior year due to lower inventory receipts and an increase in sales. Working capital was also positively impacted by the cash collected from HSN's Flexpay program.

Effective November 6, 2013, HSNi's board of directors approved a quarterly cash dividend of $0.25 per share payable December 18, 2013 to shareholders of record as of December 4, 2013. This dividend represents a 39% increase in the prior dividend of $0.18 per share and demonstrates HSNi's continued confidence in its long-term growth potential. HSNi initiated its cash dividend in September 2011 as part of a balanced and disciplined approach to return value to shareholders, while preserving liquidity and flexibility to invest in its business.

During the third quarter, HSNi repurchased approximately 0.4 million shares of its common stock at a cost of $21.9 million, or an average cost of $55.79 per share. From inception of the share repurchase program in September 2011 through November 5, 2013, HSNi repurchased a total of 9.0 million shares at an aggregate cost of $395.3 million, representing an average cost of $44.00 per share. HSNi is authorized to purchase up to 10 million shares under the repurchase program authorized in September 2011.

OTHER INFORMATION

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995

This press release may contain forward-looking statements relating to the future performance and financial condition of HSNi, its operating segments and its consolidated subsidiaries. Forward-looking statements are based on management's current expectations and assumptions which may not prove to be accurate. Forward-looking statements are not guarantees of performance and there are a number of known and unknown risks, uncertainties, contingencies and other factors (many of which are outside our control) that could cause actual results to differ materially from those expressed or implied by such forward-looking statements. Factors that could cause or contribute to such differences include but are not limited to: changes in political, business and economic conditions, particularly those that affect consumer confidence, consumer spending or digital sales growth; changes in our relationships with pay television operators, vendors, manufacturers and other third parties; changes in shipping and handling costs, particularly if we are unable to offset them; any technological or regulatory developments that could negatively impact the way we do business, including regulations regarding state and local sales and use taxes; risks associated with possible systems failures and/or security breaches, including any breach that results in the theft, transfer or unauthorized disclosure of customer, employee or company information, or the failure to comply with various laws applicable to HSNi in the event of such a breach; HSNi's business prospects and strategy, including whether HSNi's initiatives and investments will be effective; our ability to offer new or innovative products and services through various platforms in a cost effective manner and consumer acceptance of these products and services; and the loss of any key member of our senior management team. More information about potential factors that could affect HSNi's business and financial results is included in our filings with the U.S. Securities and Exchange Commission. Other unknown or unpredictable factors that could also adversely affect HSNi's business, financial condition and results of operations may arise from time to time.  In light of these risks and uncertainties, any forward-looking statements may not prove to be accurate. All written or oral forward-looking statements that are made or attributable to us are expressly qualified in their entirety by this cautionary notice. Accordingly, you should not place undue reliance on any forward-looking statements, which only reflect the views of HSNi management as of the date of this press release. Such statements speak only to the date such statements are made and HSNi does not undertake to update any forward-looking statements. Historical results should not be considered as an indication of future performance.

Conference Call

Mindy Grossman, Chief Executive Officer, and Judy Schmeling, Chief Operating Officer and Chief Financial Officer, will hold a conference call on Wednesday, November 6, 2013 at 9:00 a.m., Eastern Time, to discuss these results. Those interested in participating in the conference call should dial 877-307-0246 or 224-357-2394 at least five minutes prior to the call. There will also be a simultaneous audio webcast available via HSNi's website at http://www.hsni.com.

A replay of the conference call can be accessed until Wednesday, November 20, 2013 by dialing 855-859-2056 or 404-537-3406, plus the pass code 76016146 and will also be hosted on the company's website for a limited time.

About HSN, Inc.

HSN, Inc. (Nasdaq:HSNI) is a $3.3 billion interactive multichannel retailer with strong direct-to-consumer expertise among its two operating segments, HSN and Cornerstone. HSNi offers innovative, differentiated retail experiences on TV, online, via mobile devices, in catalogs, and in brick and mortar stores. HSN, a leading interactive multichannel retailer which offers a curated assortment of exclusive products combined with top brand names, now reaches 95 million homes (24 hours a day, seven days a week, live 364 days a year). HSN.com offers a differentiated digital experience by leveraging content, community and commerce. In addition to its existing media platforms, HSN is the industry leader in transactional innovation, including services such as HSN Shop by Remote®, the only service of its kind in the U.S., the HSN Shopping App for mobile handheld devices and HSN on Demand®. Cornerstone comprises leading home and apparel lifestyle brands including Ballard Designs®, Chasing Fireflies®, Frontgate®, Garnet Hill®, Grandin Road®, Improvements® and TravelSmith®. Cornerstone distributes more than 300 million catalogs annually, operates eight separate digital sales sites and operates 11 retail and outlet stores.

GAAP FINANCIAL STATEMENTS
HSN, INC. CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited; in thousands except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012

Net sales	$ 798,890	$ 778,769	$ 2,384,147	$ 2,283,864
Cost of sales	510,300	493,253	1,506,633	1,437,986
Gross profit	288,590	285,516	877,514	845,878
Operating expenses:
Selling and marketing	165,395	163,169	504,812	481,351
General and administrative	51,708	63,341	157,495	170,364
Depreciation and amortization	10,402	9,694	30,305	28,250
Total operating expenses	227,505	236,204	692,612	679,965
Operating income	61,085	49,312	184,902	165,913
Other income (expense):
Interest expense, net	(1,625)	(3,679)	(4,928)	(18,545)
Loss on debt extinguishment	--	(18,309)	--	(18,627)
Total other expense, net	(1,625)	(21,988)	(4,928)	(37,172)
Income from continuing operations before income taxes	59,460	27,324	179,974	128,741
Income tax provision	(17,408)	(9,766)	(63,098)	(48,284)
Income from continuing operations	42,052	17,558	116,876	80,457
Income (loss) from discontinued operations, net of tax	--	128	--	(5,854)
Net income	$ 42,052	$ 17,686	$ 116,876	$ 74,603

Income from continuing operations per share
Basic	$ 0.79	$ 0.32	$ 2.17	$ 1.41
Diluted	$ 0.77	$ 0.31	$ 2.12	$ 1.37

Net income per share
Basic	$ 0.79	$ 0.32	$ 2.17	$ 1.31
Diluted	$ 0.77	$ 0.31	$ 2.12	$ 1.27

Shares used in computing earnings per share
Basic	53,234	55,476	53,849	56,913
Diluted	54,379	57,085	55,123	58,524

HSN, INC. CONSOLIDATED BALANCE SHEETS
(unaudited; in thousands)

	September 30, 2013	December 31, 2012	September 30, 2012
ASSETS
Current assets:
Cash and cash equivalents	$ 108,251	$ 222,092	$ 129,938
Accounts receivable, net	192,931	249,890	178,144
Inventories	383,144	330,936	391,316
Deferred income taxes	29,560	27,603	22,640
Prepaid expenses and other current assets	59,216	46,172	54,022
Total current assets	773,102	876,693	776,060
Property and equipment, net	170,903	171,303	159,026
Intangible assets, net	265,761	266,876	267,466
Goodwill	9,858	9,858	9,858
Other non-current assets	6,692	7,222	6,753
TOTAL ASSETS	$ 1,226,316	$ 1,331,952	$ 1,219,163
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable, trade	$ 228,296	$ 267,061	$ 233,904
Current maturities of long-term debt	12,500	9,375	6,250
Accrued expenses and other current liabilities	171,114	215,389	170,951
Total current liabilities	411,910	491,825	411,105
Long-term debt, less current maturities	231,250	240,625	243,750
Deferred income taxes	89,893	79,002	76,051
Other long-term liabilities	11,619	15,986	15,716
Total liabilities	744,672	827,438	746,622
Total shareholders' equity	481,644	504,514	472,541
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$ 1,226,316	$ 1,331,952	$ 1,219,163

HSN, INC. CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited; in thousands)

	Nine Months Ended September 30,
	2013	2012

Cash flows from operating activities attributable to continuing operations:
Net income	$ 116,876	$ 74,603
Loss from discontinued operations, net of tax	--	(5,854)
Income from continuing operations	116,876	80,457
Adjustments to reconcile income from continuing operations to net cash provided by operating activities attributable to continuing operations:
Depreciation and amortization	30,305	28,250
Stock-based compensation expense	10,279	15,278
Loss on debt extinguishment	--	18,627
Amortization of debt issuance costs	847	1,491
Loss on disposition of fixed assets	1,069	449
Deferred income taxes	8,412	(418)
Bad debt expense	15,001	16,547
Excess tax benefits from stock-based awards	(7,754)	(16,162)
Other	--	42
Changes in current assets and liabilities:
Accounts receivable	41,745	27,182
Inventories	(52,208)	(96,497)
Prepaid expenses and other assets	(12,725)	(10,819)
Accounts payable, accrued expenses and other current liabilities	(56,698)	(59,322)
Net cash provided by operating activities attributable to continuing operations	95,149	5,105
Cash flows from investing activities attributable to continuing operations:
Capital expenditures	(34,088)	(28,230)
Acquisition of business, net of cash received	--	(22,875)
Proceeds received on sale of subsidiary	--	6,580
Net cash used in investing activities attributable to continuing operations	(34,088)	(44,525)
Cash flows from financing activities attributable to continuing operations:
Redemption of Senior Notes	--	(253,500)
Borrowing under term loan	--	250,000
Repayments of long-term debt	(6,250)	--
Payments of debt issuance costs	--	(4,607)
Repurchase of common stock	(137,025)	(184,652)
Cash dividends paid	(29,046)	(21,272)
Proceeds from issuance of common stock	5,886	6,357
Tax withholdings related to stock-based awards	(13,897)	(15,482)
Excess tax benefits from stock-based awards	7,754	16,162
Payment of contingent consideration obligation	(2,172)	--
Net cash used in financing activities attributable to continuing operations	(174,750)	(206,994)
Total cash used in continuing operations	(113,689)	(246,414)
Cash flows from discontinued operations:
Net cash used in operating activities attributable to discontinued operations	(152)	(5,294)
Net cash used in investing activities attributable to discontinued operations	--	(162)
Total cash used in discontinued operations	(152)	(5,456)
Net decrease in cash and cash equivalents	(113,841)	(251,870)
Cash and cash equivalents at beginning of period	222,092	381,808
Cash and cash equivalents at end of period	$ 108,251	$ 129,938

Table 4
RECONCILIATIONS OF NON-GAAP TO GAAP MEASURES

HSN, INC. RECONCILIATION OF NON-GAAP TO GAAP DETAILED SEGMENT RESULTS
(unaudited; in thousands)

	Three Months Ended September 30, 2013			Three Months Ended September 30, 2012
	HSN	Cornerstone	Total	HSN	Cornerstone	Total

Adjusted EBITDA	$ 57,136	$ 17,426	$ 74,562	$ 56,790	$ 14,969	$ 71,759
Stock-based compensation expense	(2,128)	(896)	(3,024)	(2,771)	(1,857)	(4,628)
Depreciation and amortization	(7,368)	(3,034)	(10,402)	(6,665)	(3,029)	(9,694)
Sales tax settlement	--	--	--	--	(7,750)	(7,750)
Loss on disposition of fixed assets	(10)	(41)	(51)	(374)	(1)	(375)
Operating income	$ 47,630	$ 13,455	61,085	$ 46,980	$ 2,332	49,312
Total other expense, net			(1,625)			(21,988)
Income from continuing operations before income taxes			59,460			27,324
Income tax provision			(17,408)			(9,766)
Income from continuing operations			42,052			17,558
Income from discontinued operations, net of tax			--			128
Net income			$ 42,052			$ 17,686

	Nine Months Ended September 30, 2013			Nine Months Ended September 30, 2012
	HSN	Cornerstone	Total	HSN	Cornerstone	Total

Adjusted EBITDA	$ 173,205	$ 53,350	$ 226,555	$ 166,821	$ 50,819	$ 217,640
Stock-based compensation expense	(7,712)	(2,567)	(10,279)	(8,810)	(6,468)	(15,278)
Depreciation and amortization	(21,226)	(9,079)	(30,305)	(19,839)	(8,411)	(28,250)
Sales tax settlement	--	--	--	--	(7,750)	(7,750)
Loss on disposition of fixed assets	(1,028)	(41)	(1,069)	(418)	(31)	(449)
Operating income	$ 143,239	$ 41,663	184,902	$ 137,754	$ 28,159	165,913
Total other expense, net			(4,928)			(37,172)
Income from continuing operations before income taxes			179,974			128,741
Income tax provision			(63,098)			(48,284)
Income from continuing operations			116,876			80,457
Income (loss) from discontinued operations, net of tax			--			(5,854)
Net income			$ 116,876			$ 74,603

HSN, INC. RECONCILIATION OF ADJUSTED NET INCOME AND ADJUSTED EPS TO GAAP NET INCOME AND GAAP DILUTED EPS
(unaudited; in thousands except per share amounts)

	Three Months Ended September 30,				Nine Months Ended September 30,
	2013		2012		2013		2012
	Net Income	EPS	Net Income	EPS	Net Income	EPS	Net Income	EPS
Non-GAAP Adjusted	$ 38,330	$ 0.70	$ 33,831	$ 0.59	$ 113,154	$ 2.05	$ 96,927	$ 1.66
Loss on debt extinguishment, net of tax	--	--	(11,434)	(0.20)	--	--	(11,631)	(0.20)
Sales tax settlement, net of tax	--	--	(4,839)	(0.08)	--	--	(4,839)	(0.08)
Discrete income tax benefit	3,722	0.07	--	--	3,722	0.07	--	--
GAAP results from continuing operations	42,052	0.77	17,558	0.31	116,876	2.12	80,457	1.37
Income (loss) from discontinued operations, net of tax	--	--	128	0.00	--	--	(5,854)	(0.10)
GAAP	$ 42,052	$ 0.77	$ 17,686	$ 0.31	$ 116,876	$ 2.12	$ 74,603	$ 1.27
GAAP diluted weighted average shares outstanding		54,379		57,085		55,123		58,524

SEE IMPORTANT NOTES AT END OF THIS DOCUMENT

HSN, INC.'S PRINCIPLES OF FINANCIAL REPORTING

HSNi reports Adjusted EBITDA, Adjusted Net Income and Adjusted EPS, all of which are supplemental measures to GAAP. These measures are among the primary metrics by which we evaluate the performance of our businesses, on which our internal budgets are based and by which management is compensated. We believe that investors should have access to, and we are obligated to provide, the same set of tools that we use in analyzing our results. These non-GAAP measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for or superior to GAAP results. HSNi endeavors to compensate for the limitations of the non-GAAP measures presented by providing the comparable GAAP measures with equal or greater prominence and descriptions of the reconciling items, including quantifying such items, to derive the non-GAAP measures. We encourage investors to examine the reconciling adjustments between the GAAP and non-GAAP measures contained in this release and which we discuss below.

Definitions of Non-GAAP Measures

Adjusted EBITDA is defined as operating income excluding, if applicable: (1) non-cash charges including: (a) stock-based compensation expense, (b) amortization of intangibles, (c) depreciation and gains and losses on asset dispositions, and (d) goodwill, long-lived asset and intangible asset impairments; (2) pro forma adjustments for significant acquisitions; and (3) other significant items. Significant items, while periodically affecting our results, may vary significantly from period to period and have a disproportionate effect in a given period, thereby affecting the comparability of results. Adjusted EBITDA is not a measure determined in accordance with GAAP, and should not be considered a substitute for operating income, net income or any other measure determined in accordance with GAAP. Adjusted EBITDA is used as a measurement of operating efficiency and overall financial performance and HSNi believes it to be a helpful measure for those evaluating companies in the retail and media industries. Adjusted EBITDA should not be considered in isolation or as a substitute for measures of performance prepared in accordance with GAAP. Adjusted EBITDA has certain limitations in that it does not take into account the impact to HSNi's statement of operations of certain expenses, gains and losses that are excluded from the company's definition of Adjusted EBITDA.

Adjusted Net Income is defined as net income available to common shareholders excluding, net of tax effects, if applicable: (1) goodwill, long-lived asset and intangible asset impairments, (2) pro forma adjustments for significant acquisitions, (3) discontinued operations and (4) other significant items. Significant items, while periodically affecting our results, may vary significantly from period to period and have a disproportionate effect in a given period, thereby affecting the comparability of results. We believe Adjusted Net Income is useful to investors because it represents HSNi's consolidated results taking into account charges which are not allocated to the operating businesses such as interest expense and taxes, but excluding the effects of goodwill and asset impairments, significant acquisition-related adjustments, discontinued operations and certain other significant items. Effective with the fourth quarter of 2012, HSNi modified its definition of Adjusted Net Income; therefore, previously reported amounts were modified to conform with the current definition.

Adjusted EPS is defined as Adjusted Net Income divided by diluted weighted average shares outstanding for Adjusted EPS purposes.  We believe Adjusted EPS is useful to investors because it represents, on a per share basis, HSNi's consolidated results, taking into account charges which are not allocated to the operating businesses such as interest expense and taxes, but excluding the effects of goodwill and asset impairments, significant acquisition-related adjustments, discontinued operations and certain other significant items. Adjusted Net Income and Adjusted EPS have certain limitations in that they do not take into account the impact of goodwill and asset impairments, significant acquisition-related adjustments, discontinued operations and certain other significant items. Therefore, we think it is important to evaluate these measures along with our consolidated statement of operations.

CONTACT: Felise Glantz Kissell (Analysts/Investors)
         727-872-7529
         felise.kissell@hsn.net

         Gigi Ganatra Duff (Media)
         727-872-4808
         gigi.ganatraduff@hsn.net